Exhibit 99.1
News Release

INVESTORS/ANALYSTS:	MEDIA:
Patrick Cronin	Teri Llach
(925) 226-9973	(925) 226-9028
investor.relations@bhnetwork.com	teri.llach@bhnetwork.com

Blackhawk Announces Third Quarter 2016 Financial Results
Pleasanton, California, October 11, 2016— Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) today announced financial results for the third quarter ended September 10, 2016.

$ in millions except per share amounts	Q3’16	Q3’15	% Change
(unaudited)
Operating Revenues	$361.6	$352.7	3%
Net Income (Loss)	$(5.1)	$(3.6)	(42)%
Diluted Earnings (Loss) Per Share	$(0.09)	$(0.07)	(29)%

Non-GAAP Measures (see Table 2)

$ in millions except per share amounts	Q3’16	Q3’15	% Change
(unaudited)
Adjusted Operating Revenues	$168.9	$177.1	(5)%
Adjusted EBITDA	$26.5	$28.6	(7)%
Adjusted Net Income	$7.8	$9.7	(20)%
Adjusted Diluted EPS	$0.14	$0.17	(18)%

“Both the international and incentives segments produced healthy growth in GAAP operating revenues and in adjusted operating revenues while delivering expanded segment operating margins and adjusted EBITDA margins for the second consecutive quarter. The EMV(1) impact on the U.S. retail segment was in line with our expectations and together with lower Cardpool revenues caused U.S. retail revenues to decline 8% and adjusted operating revenues to decline 19% compared to last year’s third quarter,” commented CEO and president Talbott Roche.

Incentives segment revenues and adjusted operating revenues grew 19% and 17%, respectively, while International revenues and adjusted operating revenues grew 20% and 12%, respectively, during the third quarter primarily driven by growth in Europe.

Ms. Roche added, “We continue to believe the negative impact of EMV on U.S. retail is largely a 2016 event. By the end of October 2016, we believe that stores representing approximately 95% of 2016 estimated open loop transaction dollar volume will be compliant. As a result, these accounts are now lifting restrictions on gift card sales and we are assisting our distribution partners in returning a complete offering of gift products to shelves in time for the important holiday season.”

The company’s third quarter revenues, adjusted EBITDA, and adjusted net income continued to be impacted negatively from the delay in EMV implementation by a number of the Company’s U.S. grocery distribution partners and the related measures those partners have taken to limit credit card purchases of prepaid products. For the third quarter of 2016, the estimated impact related to EMV was $13 million on adjusted operating revenues and $11 million on adjusted EBITDA.

CFO Jerry Ulrich added, “GAAP net loss increased 41% in the third quarter of 2016 primarily due to the EMV impact on revenues along with increased acquisition related expenses, including interest expense on increased borrowings. Adjusted EBITDA declined 7% for total Blackhawk. For the U.S. retail segment, operating profit and adjusted EBITDA declined 18% and 17%, respectively, during the third quarter of 2016 reflecting the impact of EMV. The shortfall in Cardpool revenues had minimal impact on net loss and adjusted EBITDA. Segment operating profit and adjusted EBITDA growth in the international segment was 28% and 33%, respectively, and 99% and 53%, respectively, in the incentives segment. Growth in corporate and unallocated expenses was limited to 5% during the third quarter."

GAAP financial results for the third quarter of 2016 compared to the third quarter of 2015

•
Operating revenues totaled $361.6 million, an increase of 3% from $352.7 million for the quarter ended September 12, 2015. This increase was due to a 7% increase in commissions and fees driven primarily by higher international sales volume; a 6% increase in program and other fees due to higher incentive open loop gift card sales from Achievers and the addition of extrameasures and Giftcards.com; a 30% decline in product sales primarily due to Cardpool, partially offset by product sales growth at Achievers; and a 10% increase in marketing revenues due to higher international promotional revenues.

•
Net loss totaled $5.1 million compared to net loss of $3.6 million for the quarter ended September 12, 2015. The decrease was driven primarily by lower sales of U.S. retail open loop gift cards due to EMV restrictions, higher non-cash acquisition-related expenses, higher non-cash stock compensation expense, higher depreciation and increased interest expense.

•	Net loss per diluted share was $0.09 compared to a net loss per diluted share of $0.07 for the quarter ended September 12, 2015. Diluted shares outstanding increased 2% to 55.7 million.

Non-GAAP financial results for the third quarter of 2016 compared to the third quarter of 2015 (see Table 2 for Reconciliation of Non-GAAP Measures)

•
Adjusted operating revenues totaled $168.9 million, a 5% decline from $177.1 million for the quarter ended September 12, 2015. The decrease was primarily in U.S. retail due to EMV-related sales restrictions on U.S. retail open loop gift card sales and lower Cardpool revenues, partially offset by revenue from the incentives segment including the acquisitions of extrameasures and Giftcards.com, and growth in the international segment.

•
Adjusted EBITDA totaled $26.5 million, a decrease of 7% from $28.6 million for the quarter ended September 12, 2015. Lower open loop gift card sales offset growth in the incentives and international segments.

•
Adjusted net income totaled $7.8 million, a decrease of 19% from $9.7 million for the quarter ended September 12, 2015. The decrease was driven by lower revenues due to EMV-related sales restrictions, higher interest expense and higher depreciation expense. Income tax on adjusted income before taxes was 20% for the third quarter 2016 compared to 31% for the comparable 2015 period due to the annual provision-to-return true-up.

•	Adjusted diluted EPS was $0.14, a decrease of 18% from $0.17 for the quarter ended September 12, 2015.

(1) Reference to “EMV impact” refers to our estimates of the impact on our revenues and earnings of measures taken by some retail distribution partners related to their delay in implementing the new secure payment card requirements from Europay, Mastercard and Visa (“EMV” mandate). The failure to implement EMV in their point-of-sale systems by October 2015 transferred the liability for fraudulent credit card payments from card issuers to the retailers. In order to limit related to fraudulent credit cards used to purchase certain prepaid products in their stores, some of our distribution partners began taking measures in late January 2016 to limit or control the sale of high value prepaid cards and in particular, open loop products.  While the type of restrictive measures have varied by distribution partner, the following types of restrictions have been implemented:  establishment of credit limits on credit card purchases of gift cards, a move to cash or debit only for purchases of certain gift cards and removal of high denomination open loop products.

Change in Non-GAAP Measures of Adjusted Net Income and Adjusted Diluted Earnings per Share
Beginning the third quarter of 2016, in response to the SEC’s Compliance and Disclosure Interpretations published on May 17, 2016 pertaining to non-GAAP measures, the Company revised its presentation of two non-GAAP measures, Adjusted Net Income and Adjusted Diluted Earnings per Share. The reduction in income taxes payable included in the determination of Adjusted Net Income for prior quarters is no longer included, but is provided separately including the per-share amount of the reductions. Table 2 of this earnings release displays the revised presentation of Adjusted Net Income and Adjusted Diluted Earnings per Share.

A revised presentation of Adjusted Net Income and Adjusted Diluted Earnings per Share for prior periods from fiscal 2013 forward is available on the Company’s investor relations website at ir.blackhawknetwork.com.

2016 Guidance

Guidance for fiscal 2016 provided in the table below reflects updated assumptions and estimates regarding each of the Company’s various operating businesses and shared services resources as compared to the guidance provided on July 19, 2016. The updated full year 2016 guidance includes an estimate of the negative impact related to certain of our distribution partners’ EMV non-compliance as described above vs. 2015 of $47 million on Adjusted Operating Revenues and $40 million on Adjusted EBITDA.

Further details regarding the Company’s guidance including a breakdown of guidance for the fourth fiscal quarter will be provided on the earnings call.

Annual GAAP Guidance

$ in millions except per share amounts	2016 Guidance	2015 Actual	% Change

Operating Revenues	$1,950 to $2,014	$1,801	8% to 12%
Net Income	$13 to $25	$46	-72% to -46%
Diluted EPS	$0.22 to $0.41	$0.81	-73% to -49%

Annual Non-GAAP Guidance

$ in millions except per share amounts	2016 Guidance	2015 Actual	% Change

Adjusted Operating Revenues	$897 to $926	$829	8% to 12%
Adjusted EBITDA	$200 to $218	$194	3% to 12%
Adjusted Net Income	$83 to $94	$90	-8% to 4%
Adjusted Diluted EPS	$1.45 to $1.64	$1.59	-9% to 3%

Reduction in income taxes payable	$61	$55	11%
Reduction in income taxes payable per share (diluted)	$1.07	$0.98	9%

The guidance above includes Q4'16 estimated financial results for closed acquisitions, but does not account for the impact of any future acquisitions, dispositions, partnerships or similar transactions, any changes to the Company’s existing capital structure or business model or any adverse outcome to any litigation or government investigation, and any such developments could have an impact on the Company’s guidance. Also see “Forward Looking Statements” below.

Conference Call/Webcast

On Wednesday, October 12, 2016 at 5:30 a.m. PDT / 8:30 a.m. EDT, the Company will host a conference call and webcast presentation to discuss third quarter financial results and share additional guidance for the remainder of 2016. A copy of the webcast presentation slides will be posted to the presentations tab of the Company’s investor relations website at approximately 2 p.m. PDT on October 11, 2016. Hosting the call will be Talbott Roche, Chief Executive Officer and president; Jerry Ulrich, Chief Financial & Administrative Officer; and Bill Tauscher, Executive Chairman. Participants may access the live webcast by visiting the Company’s investor relations website at ir.blackhawknetwork.com. An audio replay of the webcast will be available on the Company’s investor relations website until Friday, October 28, 2016.

About Blackhawk Network

Blackhawk Network Holdings, Inc. is a leading prepaid and payments global company that supports the program management and distribution of gift cards, prepaid telecom products and financial service products in a number of different retail, digital and incentive channels. Blackhawk’s digital platform supports prepaid across a network of digital distribution partners including retailers, financial service providers, and mobile wallets. For more information, please visit www.blackhawknetwork.com or product websites Cardpool, Gift Card Lab, Gift Card Mall, GiftCards.com and OmniCard.

Non-GAAP Financial Measures
Blackhawk regards the non-GAAP financial measures provided in this press release as useful measures of the operational and financial performance of its business. Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share measures are prepared and presented to eliminate the effect of items from EBITDA, Net income and Diluted earnings per share that the Company does not consider indicative of its core operating performance within the period presented. Adjusted operating revenues are prepared and presented to offset the distribution commissions paid and other compensation to distribution partners and business clients. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of Adjusted operating revenues. Adjusted operating revenues, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted diluted earnings per share may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these measures in the same manner as Blackhawk. Investors are encouraged to evaluate our adjustments and the reasons we consider them appropriate.
The Company believes Adjusted operating revenues, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted diluted earnings per share, Reduction in income taxes payable and Adjusted free cash flow are useful to evaluate the Company's operating performance for the following reasons:

•	adjusting operating revenues for distribution commissions paid and other compensation to retail distribution partners and business clients is useful to understanding the Company's operating margin;

•	adjusting operating revenues for marketing revenue, which has offsetting marketing expense, is useful for understanding the Company's operating margin;

•
EBITDA and Adjusted EBITDA are widely used by investors and securities analysts to measure a company’s operating performance without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
Adjusted EBITDA margin provides a measure of operating efficiency based on Adjusted operating revenues and without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
in a business combination, a company records an adjustment to reduce the carrying values of deferred revenue and deferred expenses to their fair values and reduces the company’s revenues and expenses from what it would have recorded otherwise, and as such the Company does not believe is indicative of its core operating performance;

•
non-cash equity grants made to employees and distribution partners at a certain price and point in time do not necessarily reflect how the Company's business is performing at any particular time and the related expenses are not key measures of the Company's core operating performance;

•
the net gain on the transaction to transition our program-managed GPR business to another program manager and the gain on the sale of our member interest in Visa Europe is not reflective of our core operating performance;

•
intangible asset amortization expenses can vary substantially from company to company and from period to period depending upon the applicable financing and accounting methods, the fair value and average expected life of the acquired intangible assets, the capital structure and the method by which the intangible assets were acquired and, as such, the Company does not believe that these adjustments are reflective of its core operating performance;

•
non-cash fair value adjustments to contingent business acquisition liability do not directly reflect how the Company is performing at any particular time and the related expense adjustment amounts are not key measures of the Company's core operating performance;

•
reduction in income taxes payable from the step up in tax basis of our assets resulting from the Section 336(e) election due to our Spin-Off and the Safeway Merger and reduction in income taxes payable from amortization of goodwill and other intangibles or utilization of net operating loss carryforwards from business acquisitions represent significant tax savings that are useful for understanding the Company's overall operating results;

•
reduction in income taxes payable resulting from the tax deductibility of stock-based compensation is useful for understanding the Company's overall operating results. The Company generally realizes these tax deductions when restricted stock vest, an option is exercised, and, in the case of warrants, after the warrant is exercised but amortized over remaining service period, and such timing differs from the GAAP treatment of expense recognition; and

•
Adjusted free cash flow - the Company receives funds from consumers or business clients for prepaid products that the Company issues or holds on their behalf prior to the issuance of prepaid products. The Company views this cash flow as temporary and not indicative of the cash flows generated by its operating activity, and therefore excludes it from calculations of Adjusted free cash flow. Adjusted free cash flow provides information regarding the cash that the Company generates without the fluctuations resulting from the timing of cash inflows and outflows from these settlement activities, which is useful to understanding the Company's business and its ability to fund capital expenditures and repay amounts borrowed under its term loan. The Company also may use Adjusted free cash flow for, among other things, making investment decisions and managing its capital structure.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: our ability to generate adequate taxable income to enable us to fully utilize the tax benefits referred to in this release; changes in applicable tax law that preclude us from fully utilizing the tax benefits referred to in this release; our ability to grow adjusted operating revenues and adjusted net income as anticipated; our ability to grow at historic rates or at all; the consequences should we lose one or more of our top distribution partners or fail to attract new distribution partners to our network or if the financial performance of our distribution partners’ businesses decline; our reliance on our content providers; the demand for their products and our exclusivity arrangements with them; our reliance on relationships with card issuing banks; the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services; the ability of our distribution partners to implement EMV compliance within their expected timeline and lift the measures they may have taken prior to such compliance to limit or control their exposure to liability for fraud losses; the timing and manner that our distribution partners remove the limits or controls implemented by them during the period before they achieve EMV compliance; changes in consumer behavior away from our distribution partners or our products resulting from limits or controls implemented by our distribution partners during their transition to EMV compliance; the requirement that we comply with applicable laws and regulations, including increasingly stringent money-laundering rules and regulations; and other risks and uncertainties described in our reports and filings with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended January 2, 2016, our Quarterly Report on Form 10-Q for the fiscal quarter ended on September 10, 2016 which is expected to be filed prior to or on October 20, 2016, and other subsequent periodic reports we file with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (In thousands, except per share amounts) (Unaudited)

	12 weeks ended		36 weeks ended
	September 10, 2016	September 12, 2015	September 10, 2016	September 12, 2015
OPERATING REVENUES:
Commissions and fees	$248,138	$231,492	$750,693	$709,339
Program and other fees	64,857	61,416	207,718	171,942
Marketing	17,943	16,311	52,098	59,112
Product sales	30,622	43,446	108,719	104,251
Total operating revenues	361,560	352,665	1,119,228	1,044,644
OPERATING EXPENSES:
Partner distribution expense	178,363	161,852	541,749	494,193
Processing and services	75,090	68,246	224,331	198,272
Sales and marketing	52,327	49,954	166,176	156,653
Costs of products sold	29,122	40,577	103,163	97,593
General and administrative	22,501	22,136	70,130	62,186
Transition and acquisition	2,574	5,275	4,160	6,091
Amortization of acquisition intangibles	10,376	6,875	35,533	18,352
Change in fair value of contingent consideration	1,300	—	2,100	(7,567)
Total operating expenses	371,653	354,915	1,147,342	1,025,773
OPERATING INCOME (LOSS)	(10,093)	(2,250)	(28,114)	18,871
OTHER INCOME (EXPENSE):
Interest income and other income (expense), net	2,360	(1,421)	3,258	(1,938)
Interest expense	(5,684)	(3,231)	(13,868)	(8,566)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	(13,417)	(6,902)	(38,724)	8,367
INCOME TAX EXPENSE (BENEFIT)	(8,357)	(3,290)	(18,884)	4,435
NET INCOME (LOSS) BEFORE ALLOCATION TO NON-CONTROLLING INTERESTS	(5,060)	(3,612)	(19,840)	3,932
Loss (income) attributable to non-controlling interests, net of tax	(42)	(3)	(152)	63
NET INCOME (LOSS) ATTRIBUTABLE TO BLACKHAWK NETWORK HOLDINGS, INC.	$(5,102)	$(3,615)	$(19,992)	$3,995
EARNINGS (LOSS) PER SHARE:
Basic	$(0.09)	$(0.07)	$(0.36)	$0.07
Diluted	$(0.09)	$(0.07)	$(0.36)	$0.07
Weighted average shares outstanding—basic	55,668	54,467	55,851	53,941
Weighted average shares outstanding—diluted	55,668	54,467	55,851	55,994

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	September 10, 2016	January 2, 2016	September 12, 2015
ASSETS
Current assets:
Cash and cash equivalents	$300,349	$914,576	$214,722
Restricted cash	2,500	3,189	43,043
Settlement receivables, net	275,471	626,077	240,273
Accounts receivable, net	199,552	241,729	188,912
Other current assets	123,919	103,319	107,950
Total current assets	901,791	1,888,890	794,900
Property, equipment and technology, net	168,865	159,357	154,085
Intangible assets, net	293,034	240,898	230,213
Goodwill	508,607	402,489	382,803
Deferred income taxes	352,683	339,558	361,284
Other assets	69,039	81,764	78,294
TOTAL ASSETS	$2,294,019	$3,112,956	$2,001,579
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Settlement payables	$522,133	$1,605,021	$469,590
Consumer and customer deposits	115,085	84,761	102,633
Accounts payable and accrued operating expenses	103,920	119,087	112,753
Deferred revenue	113,867	113,458	91,474
Note payable, current portion	9,846	37,296	37,378
Notes payable to Safeway	3,239	4,129	13,129
Bank line of credit	—	—	100,000
Other current liabilities	48,630	57,342	43,320
Total current liabilities	916,720	2,021,094	970,277
Deferred income taxes	19,930	18,652	14,735
Note payable	137,848	324,412	325,151
Convertible notes payable	425,833	—	—
Other liabilities	25,429	14,700	4,867
Total liabilities	1,525,760	2,378,858	1,315,030
Stockholders’ equity:
Preferred stock	—	—	—
Common stock	55	56	55
Additional paid-in capital	594,739	561,939	547,230
Accumulated other comprehensive loss	(34,398)	(40,195)	(31,535)
Retained earnings	203,791	207,973	166,370
Total Blackhawk Network Holdings, Inc. equity	764,187	729,773	682,120
Non-controlling interests	4,072	4,325	4,429
Total stockholders’ equity	768,259	734,098	686,549
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,294,019	$3,112,956	$2,001,579

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	36 weeks ended		52 weeks ended	53 weeks ended
	September 10, 2016	September 12, 2015	September 10, 2016	September 12, 2015
OPERATING ACTIVITIES:
Net income (loss) before allocation to non-controlling interests	$(19,840)	$3,932	$22,037	$46,765
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property, equipment and technology	33,096	27,765	46,314	38,362
Amortization of intangibles	38,988	21,634	49,720	31,803
Amortization of deferred program and contract costs	18,805	20,032	27,764	26,704
Employee stock-based compensation expense	24,865	19,856	35,139	25,452
Distribution partner mark-to-market expense	—	—	—	1,400
Change in fair value of contingent consideration	2,100	(7,567)	2,100	(11,289)
Deferred income taxes	—	13,371	16,439	1,546
Other	5,780	5,496	8,032	6,692
Changes in operating assets and liabilities:
Settlement receivables	359,398	274,941	(27,221)	16,171
Settlement payables	(1,091,151)	(906,181)	46,692	13,942
Accounts receivable, current and long-term	44,585	(3,573)	(9,013)	(46,292)
Other current assets	3,940	(20,562)	7,292	(24,292)
Other assets	(9,299)	(9,996)	(19,737)	(16,909)
Consumer and customer deposits	13,963	(31,140)	(9,299)	(2,586)
Accounts payable and accrued operating expenses	(28,775)	(9,695)	(22,068)	4,592
Deferred revenue	2,703	(8,105)	25,171	16,075
Other current and long-term liabilities	(24,912)	4,385	(12,420)	11,914
Income taxes, net	(13,883)	(15,492)	(1,000)	(9,870)
Net cash provided by (used in) operating activities	(639,637)	(620,899)	185,942	130,180
INVESTING ACTIVITIES:
Expenditures for property, equipment and technology	(33,522)	(37,310)	(48,950)	(51,059)
Business acquisitions, net of cash acquired	(144,284)	(78,394)	(181,371)	(301,840)
Investments in unconsolidated entities	(3,901)	—	(9,778)	—
Change in restricted cash	689	(38,043)	40,543	(38,043)
Other	4,000	(561)	4,463	(1,060)
Net cash used in investing activities	(177,018)	(154,308)	(195,093)	(392,002)

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued) (In thousands) (Unaudited)

	36 weeks ended		52 weeks ended	53 weeks ended
	September 10, 2016	September 12, 2015	September 10, 2016	September 12, 2015
FINANCING ACTIVITIES:
Payments for acquisition liability	—	(1,811)	—	(1,811)
Repayment of debt assumed in business acquisitions	(8,964)	—	(8,964)	(34,510)
Proceeds from issuance of note payable	250,000	—	250,000	200,000
Repayment of note payable	(463,750)	(11,250)	(463,750)	(11,250)
Payments of financing costs	(15,926)	(724)	(17,265)	(2,056)
Borrowings under revolving bank line of credit	1,959,749	1,536,083	2,897,195	1,751,083
Repayments on revolving bank line of credit	(1,959,749)	(1,436,083)	(2,997,195)	(1,651,083)
Proceeds from convertible debt	500,000	—	500,000	—
Payments for bond hedges	(75,750)	—	(75,750)	—
Proceeds from warrants	47,000	—	47,000	—
Proceeds from notes payable to Safeway	—	—	—	19,205
Repayment on notes payable to Safeway	(890)	(6,320)	(8,855)	(6,320)
Proceeds from issuance of common stock from exercise of employee stock options and employee stock purchase plans	4,491	8,055	10,253	11,240
Other stock-based compensation related	(2,135)	(675)	(3,189)	(887)
Repurchase of common stock	(34,845)	—	(34,845)	—
Other	(155)	(1,494)	(155)	(1,494)
Net cash provided by financing activities	199,076	85,781	94,480	272,117
Effect of exchange rate changes on cash and cash equivalents	3,352	(7,467)	298	(15,424)
Increase (decrease) in cash and cash equivalents	(614,227)	(696,893)	85,627	(5,129)
Cash and cash equivalents—beginning of period	914,576	911,615	214,722	219,851
Cash and cash equivalents—end of period	$300,349	$214,722	$300,349	$214,722

NONCASH FINANCING AND INVESTING ACTIVITIES
Net deferred tax assets recognized for tax basis step-up with offset to Additional paid-in capital	$—	$366,306	$—	$366,306
Note payable to Safeway contributed to Additional paid-in capital	$—	$8,229	$—	$8,229
Financing of business acquisition with contingent consideration	$20,100	$—	$20,100	$—
Intangible assets recognized for warrants issued	$—	$3,147	$—	$3,147

BLACKHAWK NETWORK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION
(Tables 1, 2 & 3 in thousands except percentages and per share amounts)
(Unaudited)
TABLE 1: OTHER OPERATIONAL DATA

	12 weeks ended		36 weeks ended
	September 10, 2016	September 12, 2015	September 10, 2016	September 12, 2015
Transaction dollar volume	$3,212,272	$3,167,719	$9,770,803	$9,660,243
Prepaid and processing revenues	$312,995	$292,908	$958,411	$881,281
Prepaid and processing revenues as a % of transaction dollar volume	9.7%	9.2%	9.8%	9.1%
Partner distribution expense as a % of prepaid and processing revenues	57.0%	55.3%	56.5%	56.1%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES

	12 weeks ended		36 weeks ended
	September 10, 2016	September 12, 2015	September 10, 2016	September 12, 2015
Prepaid and processing revenues:
Commissions and fees	$248,138	$231,492	$750,693	$709,339
Program and other fees	64,857	61,416	207,718	171,942
Total prepaid and processing revenues	$312,995	$292,908	$958,411	$881,281
Adjusted operating revenues:
Total operating revenues	$361,560	$352,665	$1,119,228	$1,044,644
Revenue adjustment from purchase accounting	3,666	2,606	11,875	2,606
Marketing revenues	(17,943)	(16,311)	(52,098)	(59,112)
Partner distribution expense	(178,363)	(161,852)	(541,749)	(494,193)
Adjusted operating revenues	$168,920	$177,108	$537,256	$493,945
Adjusted EBITDA:
Net income (loss) before allocation to non-controlling interests	$(5,060)	$(3,612)	$(19,840)	$3,932
Interest and other (income) expense, net	(2,360)	1,421	(3,258)	1,938
Interest expense	5,684	3,231	13,868	8,566
Income tax expense (benefit)	(8,357)	(3,290)	(18,884)	4,435
Depreciation and amortization	22,941	17,927	72,084	49,399
EBITDA	12,848	15,677	43,970	68,270
Adjustments to EBITDA:
Employee stock-based compensation	8,293	7,117	24,865	19,856
Acquisition-related employee compensation expense	420	3,218	620	3,218
Revenue adjustment from purchase accounting, net	3,665	2,606	11,114	2,606
Other gains	—	—	(754)	—
Change in fair value of contingent consideration	1,300	—	2,100	(7,567)
Adjusted EBITDA	$26,526	$28,618	$81,915	$86,383
Adjusted EBITDA margin:
Total operating revenues	$361,560	$352,665	$1,119,228	$1,044,644
Operating income (loss)	$(10,093)	$(2,250)	$(28,114)	$18,871
Operating margin	(2.8)%	(0.6)%	(2.5)%	1.8%
Adjusted operating revenues	$168,920	$177,108	$537,256	$493,945
Adjusted EBITDA	$26,526	$28,618	$81,915	$86,383
Adjusted EBITDA margin	15.7%	16.2%	15.2%	17.5%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES

	12 weeks ended		36 weeks ended
	September 10, 2016	September 12, 2015	September 10, 2016	September 12, 2015
Adjusted net income:
Income (loss) before income tax expense	$(13,417)	$(6,902)	$(38,724)	$8,367
Employee stock-based compensation	8,293	7,117	24,865	19,856
Acquisition-related employee compensation expense	420	3,218	620	3,218
Revenue adjustment from purchase accounting, net	3,665	2,606	11,114	2,606
Other gains	(1,944)	—	(2,698)	—
Change in fair value of contingent consideration	1,300	—	2,100	(7,567)
Amortization of intangibles	11,529	8,106	38,988	21,634
Adjusted income before income tax expense	$9,846	$14,145	$36,265	$48,114
Income tax expense (benefit)	(8,357)	(3,290)	(18,884)	4,435
Tax expense on adjustments	10,336	7,743	30,105	12,625
Adjusted income tax expense	1,979	4,453	11,221	17,060
Adjusted net income before allocation to non-controlling interests	7,867	9,692	25,044	31,054
Net loss (income) attributable to non-controlling interests, net of tax	(42)	(3)	(152)	63
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$7,825	$9,689	$24,892	$31,117
Adjusted diluted earnings per share:
Net income (loss) attributable to Blackhawk Network Holdings, Inc.	$(5,102)	$(3,615)	$(19,992)	$3,995
Distributed and undistributed earnings allocated to participating securities	—	—	(15)	(46)
Net income (loss) available for common shareholders	$(5,102)	$(3,615)	$(20,007)	$3,949
Diluted weighted average shares outstanding	55,668	54,467	55,851	55,994
Diluted earnings (loss) per share	$(0.09)	$(0.07)	$(0.36)	$0.07
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$7,825	$9,689	$24,892	$31,117
Adjusted distributed and undistributed earnings allocated to participating securities	(7)	(20)	(44)	(112)
Adjusted net income available for common shareholders	$7,818	$9,669	$24,848	$31,005
Diluted weighted-average shares outstanding	55,668	54,467	55,851	55,994
Increase in common share equivalents	1,304	2,006	1,496	—
Adjusted diluted weighted-average shares outstanding	56,972	56,473	57,347	55,994
Adjusted diluted earnings per share	$0.14	$0.17	$0.43	$0.55
Reduction in income taxes payable:
Reduction in income taxes payable resulting from amortization of spin-off tax basis step-up	$6,580	$6,903	$19,767	$20,139
Reduction in income taxes payable from amortization of acquisition intangibles, utilization of acquired NOLs, deductible stock-based compensation and convertible debt	6,919	4,330	24,009	18,341
Reduction in income taxes payable	$13,499	$11,233	$43,776	$38,480
Adjusted diluted weighted average shares outstanding	56,972	56,473	57,347	55,994
Reduction in income taxes payable per share	$0.24	$0.20	$0.76	$0.69

TABLE 3: RECONCILIATION OF GAAP CASH FLOW TO ADJUSTED FREE CASH FLOW

	52 weeks ended	53 weeks ended
	September 10, 2016	September 12, 2015
Net cash flow provided by operating activities	$185,942	$130,180
Changes in settlement payables and consumer and customer deposits, net of settlement receivables	(10,172)	(27,527)
Benefit from settlement timing	18,859	57,871
Adjust for: Safeway cash tax payment reimbursed (refunded)	(8,855)	12,885
Adjusted net cash flow provided by operating activities	185,774	173,409
Expenditures for property, equipment and technology	(48,950)	(51,059)
Adjusted free cash flow	$136,824	$122,350
Reconciliation of Adjusted EBITDA to Adjusted free cash flow
Adjusted EBITDA	$189,481	$182,778
Less: Expenditures for property, equipment and technology	(48,950)	(51,059)
Less: Interest paid	(13,881)	(10,996)
Less: Cash taxes (paid)/refunded	2,958	(25,630)
Less: Revenue adjustment from purchase price accounting, net	(15,581)	(2,606)
Change in working capital and other	3,938	(28,008)
Cash benefit from settlement timing	18,859	57,871
Adjusted free cash flow	$136,824	$122,350

TABLE 4: FULL YEAR 2016 GUIDANCE - RECONCILIATION OF NON-GAAP MEASURES

(In millions except per share amounts)
Adjusted operating revenues:	Low	High
Total operating revenues	$1,950	$2,014
Marketing revenues	(89)	(89)
Partner distribution expense	(977)	(1,012)
Revenue adjustment from purchase accounting	13	13
Adjusted operating revenues	$897	$926

Adjusted EBITDA:
Net income before allocation to non-controlling interests	$13	$25
Interest (income) expense and other (income) expense, net	20	22
Income tax expense	6	10
Depreciation and amortization	109	109
EBITDA	148	166
Adjustments to EBITDA:
Employee stock-based compensation	36	36
Other adjustments	16	16
Adjusted EBITDA	$200	$218

Adjusted net income:
Income before income tax expense	$19	$34
Employee stock-based compensation	36	36
Amortization of intangibles	59	59
Other	14	14
Adjusted income before income tax expense	128	143

Income tax expense	6	10
Tax expense on adjustments	39	39
Adjusted income tax expense	45	49
Adjusted net income	$83	$94

Adjusted diluted earnings per share:
Diluted earnings per share	$0.22	$0.41
Employee stock-based compensation	0.42	0.42
Amortization of intangibles	0.65	0.65
Other	0.16	0.16
Adjusted diluted earnings per share	$1.45	$1.64